Exhibit 99.1
ReWalk Robotics Reports Fourth Quarter and Full Year 2022 Financial Results

Strong Conclusion to 2022 – Q4’22 Revenue Highest Since Start of COVID-19 Pandemic

Record Quarterly MyoCycle Sales Supplement Improved Exoskeleton Revenue

MARLBOROUGH, Mass. BERLIN, Germany and YOKNEAM ILIT, Israel, February 23, 2023 - ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”), a medical device company that designs, develops, and commercializes innovative technologies that enable mobility and wellness in rehabilitation and daily life for individuals with neurological conditions, today announced its financial results for the three months and full year ended December 31, 2022.

Financial highlights and business accomplishments:

•	Revenue for the fourth quarter of 2022 was $2.2 million, compared to $1.2 million in the fourth quarter of 2021, an increase of 75%;

•	ReWalk submitted first case for Medicare coverage through the Medicare Administrative Contractors (“MACs”) in Q4’22;
•	ReWalk advanced its commercial readiness and finalized plans for expanded Medicare patient access following the satisfactory resolution of the first submitted claim;

•	Since the initiation of share repurchase program in Q3’22, ReWalk has repurchased $3.3 million of ordinary shares; and

•	The cash position remained strong with $67.9 million as of December 31, 2022, with no debt.

“The full ReWalk team executed well in the fourth quarter, driving quarterly revenue to the highest level in over five years,” remarked Larry Jasinski, Chief Executive Officer of ReWalk. “We demonstrated very balanced performance, with the highest quarterly revenue for exoskeletons in over a year, in both the United States and the European Union, and with record quarterly sales of the MyoCycle functional electronic stimulation (“FES”) bikes.”

“Following our submission of the first case for Medicare coverage and reimbursement of an exoskeleton, we have worked closely with the MAC that is processing the claim to address any questions or supplemental information requests they may have,” continued Mr. Jasinski.  “At the same time, we have made great progress preparing our sales, clinical, and claims processing resources for the increase in patient volumes that we anticipate following prospective successful completion of the first claim. We look forward to continuing our work with the Centers for Medicare and Medicaid Services ("CMS”) as we take the next step toward establishing an exoskeleton payment mechanism for Medicare beneficiaries.”

Fourth Quarter and Full Year 2022 Financial Results

Revenue was $2.2 million in the fourth quarter of 2022, an increase of 75% as compared to $1.2 million during the fourth quarter of 2021. The increase was mainly due to a higher number of ReWalk personal units sold in Europe and the United States, supplemented by significantly higher sales volumes of distributed products.

Annual revenue was $5.5 million in 2022 compared to $6.0 million in 2021. The decrease was driven primarily by lower rehabilitation units sold in the United States due to a one-time multiple-unit shipment to a medical academic center in 2021, partially offset by a higher number of distributed products units sold in the U.S.  Additionally, the Company experienced an adverse impact to revenue from currency due to an erosion of the euro-dollar exchange rate.

Gross profit was $0.7 million, or 30.8% of revenue, during the fourth quarter of 2022, an increase of 4.3 percentage points, as compared to $0.3 million, or 26.5% of revenue, in the fourth quarter of 2021. The increase was mainly driven by the impact of fixed production costs being covered by the margin from higher revenue, partially offset by an impairment reserve to reduce the value of certain components in inventory due to obsolescence.  Excluding the impact of this reserve, gross profit in the fourth quarter would have been $1.2 million, or 52.4% of revenue.

Full-year 2022 gross profit was $1.9 million, or 34.6% of revenue, a decrease of 14.1 percentage points, as compared to $2.9 million, or 48.7% of revenue, in 2021. Gross margin for full-year 2022 declined due to a lower volume of ReWalk Personal 6.0 device sales, a higher impairment reserve to reduce the value of inventory related to the obsolescence of electronic components, increased production costs, and higher freight expense. Excluding the impact of the impairment reserve, gross profit for full-year 2022 would have been $2.4 million, or 43.7% of revenue.

Operating expenses in the fourth quarter of 2022 were $5.7 million, an increase of $1.5 million, or 37%, as compared to $4.2 million in the fourth quarter of 2021. Within Research & Development (“R&D”), spending increased $0.4 million, or 59%, primarily due to higher subcontractors’ activity on development projects for new product introductions expected over the next twelve months. Within Sales, General & Administrative (“SG&A”), spending increased due to higher consulting fees associated with CMS reimbursement progress and greater commercial activity as COVID-related restrictions lifted, including higher tradeshow activities, travel, and personnel-related expenses.

Operating expenses for the full year of 2022 were $21.0 million, an increase of $5.4 million, or 35%, as compared to $15.6 million in 2021. Within R&D, spending increased $1.1 million, or 37%, primarily due to higher personnel and personnel-related expenses and subcontractors’ activity on development projects for new products. Within SG&A, spending increased from higher professional services expenses related to the 2022 proxy process, higher consulting fees associated with CMS reimbursement progress, and greater commercial activity as COVID-related restrictions lifted, including higher tradeshow activities, partially offset by a decrease in insurance costs.

Net loss for the fourth quarter of 2022 was $5.3 million, compared to a net loss of $3.9 million in the fourth quarter of 2021. Net loss was $19.6 million in the full year 2022, compared to a net loss of $12.7 million in 2021.

Non-GAAP net loss for the fourth quarter of 2022 was $4.9 million compared to $3.6 million in the fourth quarter of 2021. Non-GAAP net loss was $18.4 million in the full year 2022, compared to a non-GAAP net loss of $11.6 million in 2021. A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of December 31, 2022, ReWalk had $67.9 million in unrestricted cash and cash equivalents on its balance sheet with no debt.

Conference Call

ReWalk management will host a conference call and live webcast at 8:30 a.m. EST today to discuss the financial results. To access the call, analysts and investors may utilize the following:

Date		Thursday, February 23, 2023
Time		8:30 a.m. EST
Telephone	U.S:	1-833-630-1956
	International:	1-412-317-1837
	Israel:	1-80-9212373
	Germany:	0800-6647650
Access code		Please reference the “ReWalk Robotics Ltd. Call”

The conference call will be webcast live and the webcast can be accessed through a link in the “Investors” section of the Company’s website at rewalk.com or through the following link:
https://edge.media-server.com/mmc/p/z32t5emd.  An archived webcast will also be available on the Company's website.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. is a medical device company that designs, develops, and commercializes innovative technologies that enable mobility and wellness in rehabilitation and daily life for individuals with neurological conditions.  ReWalk’s mission is to fundamentally change the quality of life for these individuals through the creation and development of market leading technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel, and Germany. For more information on the ReWalk systems, please visit rewalk.com.

ReWalk® and ReStore® are registered trademarks of ReWalk Robotics Ltd. in the United States and other jurisdictions.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk's future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "should," "would," "seek," and similar terms or phrases. The forward-looking statements contained in this press release are based on management's current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk's control. Important factors that could cause ReWalk's actual results to differ materially from those indicated in the forward-looking statements include, among others: uncertainties associated with future clinical trials and the clinical development process, the product development process and U.S. Food and Drug Administration (“FDA”) regulatory submission review and approval process; the adverse effect that the COVID-19 pandemic has had and may continue to have on the Company’s business and results of operations; ReWalk's ability to have sufficient funds to meet certain future capital requirements, which could impair the Company's efforts to develop and commercialize existing and new products; ReWalk's ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market, particularly the minimum bid price requirement, and the risk that its ordinary shares will be delisted if it cannot do so; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk's ability to achieve reimbursement from third-party payors for its products, including from the Medicare Administrative Contractors that have discretion to cover and reimburse for the ReWalk exoskeleton, as well as ReWalk’s ability to advance coverage with CMS; ReWalk's limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk's expectations as to its clinical research program and clinical results; ReWalk's expectations regarding future growth, including its ability to increase sales in its existing geographic markets and expand to new markets; ReWalk's ability to obtain certain components of its products from third-party suppliers and its continued access to its product manufacturers; ReWalk's ability to improve its products and develop new products; ReWalk's compliance with medical device reporting regulations to report adverse events involving the Company's products, which could result in voluntary corrective actions or enforcement actions such as mandatory recalls, and the potential impact of such adverse events on ReWalk's ability to market and sell its products; ReWalk's ability to gain and maintain regulatory approvals; ReWalk's ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of the Company's IT systems significantly disrupting its business operations; ReWalk's ability to use effectively the proceeds of its offerings of securities; and other factors discussed under the heading "Risk Factors" in ReWalk's annual report on Forms 10-K for the year ended December 31, 2022 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk's actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months and full year ended December 31, 2022 and 2021, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense and (ii) depreciation.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:
Michael Lawless
Chief Financial Officer
ReWalk Robotics Ltd.
T: +1 508-281-7274
E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Operations
(Audited)
(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Revenue	$2,179	$1,242	$5,511	$5,966
Cost of revenues	1,506	913	3,606	3,063
Gross profit	673	329	1,905	2,903
Operating expenses:
Research and development, net	1,103	696	4,031	2,939
Sales and marketing, net	2,723	1,888	9,842	6,993
General and administrative	1,852	1,576	7,134	5,626
Total operating expenses	5,678	4,160	21,007	15,558
Operating loss	(5,005)	(3,831)	(19,102)	(12,655)
Financial income	(69)	(27)	* )	(13)
Loss before income taxes	(4,936)	(3,804)	(19,102)	(12,642)
Taxes on income	377	54	467	94
Net loss	$(5,313)	$(3,858)	$(19,569)	$(12,736)
Basic net loss per ordinary share	$(0.09)	$(0.06)	$(0.31)	$(0.27)
Weighted average number of shares used in computing net loss per ordinary share basic and diluted	61,679,207	62,463,243	62,378,797	47,935,652

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(5,313)	$(3,858)	$(19,569)	$(12,736)
Non-cash share based compensation expense	347	234	993	833
Depreciation of property and equipment, net	41	56	202	266
Non-GAAP net loss	$(4,925)	$(3,568)	$(18,374)	$(11,637)

*)	Represents an amount lower than $1.

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)
(Audited)

	December 31,	December 31,
	2022	2021

Assets
Current assets
Cash and cash equivalents	$67,896	$88,337
Trade receivable, net	1,036	585
Prepaid expenses and other current assets	649	610
Inventories	2,929	2,989
Total current assets	72,510	92,521
Restricted cash and other long term assets	694	1,064
Operating lease right-of-use assets	836	881
Property and equipment, net	196	284
Total assets	$74,236	$94,750
Liabilities and equity
Current liabilities
Current maturities of operating leases	564	641
Trade payables	1,950	1,384
Other current liabilities	2,268	2,013
Total current liabilities	4,782	4,038

Non-current operating leases	333	418
Other long-term liabilities	956	911
Shareholders’ equity	68,165	89,383
Total liabilities and equity	$74,236	$94,750

ReWalk Robotics Ltd. And subsidiaries
Condensed Consolidated Statements of Cash Flows
(Audited)
(In thousands)

	Twelve Months Ended
	December 31,
	2022	2021

Net cash used in operating activities	$(17,891)	$(11,469)

Net cash used in investing activities	(25)	(47)

Net cash (used in) provided by financing activities	(2,500)	79,512
Effect of Exchange rate changes on Cash, Cash Equivalents and Restricted Cash	(79)	-
(Decrease) Increase in cash, cash equivalents, and restricted cash	(20,495)	67,996
Cash, cash equivalents, and restricted cash at beginning of period	89,050	21,054
Cash, cash equivalents, and restricted cash at end of period	$68,555	$89,050

ReWalk Robotics Ltd. And subsidiaries
(Audited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021

Revenue:
Israel	$32	$-	$32	$-
United States	1,110	568	2,303	2,519
Europe	1,034	670	3,057	3,381
Asia Pacific	2	2	115	60
Africa	1	2	4	6
Total Revenue	$2,179	$1,242	$5,511	$5,966

Revenue:
Personal units revenue	$1,925	$1,002	$4,762	$4,820
Rehabilitation units revenue	254	240	749	1,146
Total Revenue	$2,179	$1,242	$5,511	$5,966